As Filed with the Securities and Exchange Commission on July 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Phoenix Tree Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Room 212, Chao Yang Shou Fu
8 Chao Yang Men Nei Street
Dongcheng District, Beijing 100010
People’s Republic of China

+86-10-5717-6925

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Second Amended and Restated 2017 Stock Incentive Plan
2019 Equity Incentive Plan

(Full title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168, United States

+1-212-947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason Zheng Zhang Chief Financial Officer Room 212, Chao Yang Shou Fu 8 Chao Yang Men Nei Street Dongcheng District, Beijing 100010 People’s Republic of China +86-10-5717-6925	Chris K.H. Lin, Esq. Daniel Fertig, Esq. Yi Gao, Esq. Simpson Thacher & Bartlett LLP 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong +852-2514-7600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)		Proposed Maximum Offering Price per Share			Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A ordinary shares, par value US$0.00002 per share	226,771,664	(3)	US$	0.05	(3)	US$	11,338,583.20	US$	1,471.75
Class A ordinary shares, par value US$0.00002 per share	47,455,257	(4)	US$	0.92	(4)	US$	43,658,836.44	US$	5,666.92
Class A ordinary shares, par value US$0.00002 per share	230,000,000	(5)	US$	0.92	(5)	US$	211,600,000	US$	27,465.68

(1)             These Class A Ordinary Shares , par value US$0.00002 per share (the “Class A Ordinary Shares”) of Phoenix Tree Holdings Limited (the “Company” or “Registrant”) may be represented by the Registrant’s American depositary shares (“ADSs”), each representing ten Class A Ordinary Shares. ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-235850).

(2)             Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional Class A ordinary shares of the Registrant, which may be offered and issued under the Registrant’s Second Amended and Restated 2017 Stock Incentive Plan (the “2017 Plan”) or 2019 Equity Incentive Plan (the “2019 Plan”) to prevent dilution from stock splits, stock dividends or similar transactions.

(3)             Represents Class A Ordinary Shares issuable upon exercise of the outstanding options granted under the 2017 Plan. Pursuant to Rule 457(h), the corresponding proposed maximum offering price per share represents the exercise price of these options.

(4)             Represents Class A Ordinary Shares reserved for issuance with respect to future awards under the 2017 Plan. The corresponding proposed maximum offering price per share is estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s ADSs as quoted on the New York Stock Exchange on June 30, 2020 divided by ten, the then Class A Ordinary Share-to-ADS ratio.

(5)             Represents Class A Ordinary Shares reserved for issuance with respect to future awards under the 2019 Plan. The corresponding proposed maximum offering price per share is estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s ADSs as quoted on the New York Stock Exchange on June 30, 2020 divided by ten, the then Class A Ordinary Share-to-ADS ratio.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity incentive plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a. The Registrant’s annual report on Form 20-F filed with the Commission on April 29, 2020, which includes audited financial statements for the fiscal year ended December 31, 2019;

b. The Registrant’s Reports of Foreign Private Issuer on Form 6-K furnished to the Commission on May 8, 2020, June 11, 2020, June 18, 2020 and June 18, 2020; and

c. The description of the Registrant’s Class A Ordinary Shares contained in its Registration Statement on Form 8-A (Registration No. 001-39178) filed with the Commission on January 8, 2020 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Class A Ordinary Shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-234354), as amended, originally filed with the Commission on October 28, 2019, including any amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities

Not applicable.

ITEM 5. Interests of Named Experts and Counsel

Not applicable.

ITEM 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The Registrant’s articles of association provide that each officer or director of the Registrant shall be indemnified out of the assets of the Registrant against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part, or in which he or she is acquitted or in connection with any application in which relief is granted to him or her by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Registrant.

In addition, the Registrant has entered, and intends to continue to enter into, indemnification agreements, substantially in the form filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-234354), as amended, originally filed with the Commission on October 28, 2019, with its directors and executive officers to indemnify such persons in connection with claims made by reason of their being such a director or executive officer.

ITEM 7. Exemption from Registration Claimed

Not applicable.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9. Undertakings

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on July 7, 2020.

Phoenix Tree Holdings Limited

By:	/s/ Yan Cui
	Name:	Yan Cui
	Title:	Director, President and Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Derek Boyang Shen, Yan Cui and Jason Zheng Zhang, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacity and on the dates indicated.

Signature	Title	Date

/s/ Derek Boyang Shen	Chairman	July 7, 2020
Name: Derek Boyang Shen

	Director and Chief Executive Officer	July 7, 2020
Name: Jing Gao

/s/ Yan Cui	Director, President and Interim Chief Executive Officer (principal executive officer)	July 7, 2020
Name: Yan Cui

/s/ Wenbiao Li	Director	July 7, 2020
Name: Wenbiao Li

/s/ Lillian Jing Liu	Director and Chief People Officer	July 7, 2020
Name: Lillian Jing Liu

/s/ Edwin Fung	Independent Director	July 7, 2020
Name: Edwin Fung

/s/ Jianping Ye	Independent Director	July 7, 2020
Name: Jianping Ye

/s/ Jason Zheng Zhang	Director and Chief Financial Officer (principal financial and accounting officer)	July 7, 2020
Name: Jason Zheng Zhang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Phoenix Tree Holdings Limited has signed this registration statement or amendment thereto in New York, New York on July 7, 2020.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1

Eleventh Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-234354), as amended, initially filed with the Securities and Exchange Commission on October 28, 2019)

4.2

Specimen of Ordinary Share Certificate (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-234354), as amended, initially filed with the Securities and Exchange Commission on October 28, 2019)

5.1*	Opinion of Maples and Calder

10.1

Second Amended and Restated 2017 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-234354), as amended, initially filed with the Securities and Exchange Commission on October 28, 2019)

10.2

2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.15 to the registration statement on Form F-1 (File No. 333-234354), as amended, initially filed with the Securities and Exchange Commission on October 28, 2019)

23.1*	Consent of Maples and Calder (included in Exhibit 5.1)

23.2*	Consent of KPMG Huazhen LLP

24.1*	Powers of Attorney (included on the signature page in Part II of this Registration Statement)

*Filed herewith.